UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2007
SOLAR ENERTECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51717	98-0434357

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Adams Drive, Menlo Park, California	94025

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(650) 688-5800

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On December 14, 2007, the Company entered into a sales contract with Sky Solar (Hong Kong) International Co., Ltd., a subsidiary of Sky Global Group, for the sale of solar modules. The total shipment to Sky Solar under the contract amounts to approximately US$21.8 million based upon current exchange rates, with a deposit amounting to 5% of the total amount of the contract to be paid within 10 days of the signing of the contract and the balance payable over the course of the contract in connection with each shipment. Shipments are aimed for solar power installations in Spain and are scheduled to be delivered over a 5-month period beginning in December 2007, with the majority of solar module shipments scheduled for the second quarter of fiscal 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2007		SOLAR ENERTECH CORP.
	By:	/s/ Anthea Chung
Anthea Chung
Chief Financial Officer